FOR IMMEDIATE RELEASE

Investor Contacts:

Richard T. Schumacher, President & CEO Pressure BioSciences, Inc.

Conrad F. Mir, CFO (508) 230-1828 (T)

Dr. Mickey Urdea Joins Pressure BioSciences’ Board of Directors

Founder of Tethys Bioscience and Halteres Associates,

Previous Diagnostics R&D and Business Head at Chiron and Bayer, and

Member of Multiple Scientific Advisory Boards

Brings Extensive Expertise and Experience to PBI

South Easton, MA, February 12, 2013 – Pressure BioSciences, Inc. (OTCQB: PBIO) (“PBI” or the “Company”) today announced that Dr. Mickey Urdea has been appointed to its Board of Directors, effective Friday, February 8, 2013. Dr. Urdea will fill the vacancy created by the resignation of Mr. Wayne Fritzsche, a longtime Board member who resigned on Thursday, February 7, 2013 to pursue a full-time, management position with PBI. Dr. Urdea will be a Class III Board member - his term of office will expire at the 2014 annual meeting of shareholders. In addition to his Board of Director’s responsibilities, Dr. Urdea will develop and lead the Company’s Scientific Advisory Board.

Mr. Jeffrey N. Peterson, Chairman of the PBI Board of Directors, said: “Mickey’s technical experience, gained from bench scientist to widely-recognized R&D leader spanning multiple successful cutting-edge technologies, will contribute strongly to the selection and development of key markets for our patented pressure cycling technology (“PCT”) platform. His entrepreneurial success in founding and leading nationally-acclaimed companies in biomarker discovery, personalized medicine, and healthcare strategic consulting will be immensely useful as we continue our aggressive PCT commercialization strategy. We are honored and privileged to welcome Mickey to the PBI Board.”

Dr. Mickey Urdea commented: “Since being introduced to PCT just three months ago, I have become fascinated with the current applications and extensive future potential uses of this cutting-edge technology platform. Over the years, I have helped develop and then support the marketing of many new technologies, several of which made significant impacts in the research and diagnostic marketplaces. To that end, I believe PCT has the potential to gain widespread adoption and become a vital sample preparation tool to research and clinical laboratories worldwide. I am very pleased to join the PBI Board, and look forward to helping Ric, his impressive team, and my new colleagues on the Board of Directors make as many scientists and investors as possible aware of the power of PCT.”

Mr. Richard T. Schumacher, President and CEO of PBI, said: “On behalf of all PBI stakeholders, I extend my deep appreciation and best wishes to Wayne Fritzsche for his nearly eight years of tireless and dedicated service to our company, most of which were spent as chairman. His leadership has helped bring PBI to the point where, we believe, we are well positioned to successfully commercialize our powerful PCT Platform, as well as our other pressure-based products. It is fitting that as Wayne moves off the Board, he moves into a full-time, management position in PBI where he can significantly affect our future, commercial success.”

About Dr. Urdea

Dr. Urdea has devoted his 30-year career to human diagnostics in a variety of capacities. He has been involved in the discovery of new biomarkers, the development of new technologies for biomarker discovery, validation and commercialization, diagnostic test development, manufacturing and marketing, and the management of companies involved in these activities. Dr. Urdea founded and is a Managing Partner for Halteres Associates, a biotechnology consulting firm. He also founded and served as Chief Executive Officer of Tethys Bioscience, a proteomics-based diagnostics company involved in preventative personalized medicine. Tethys’ first product was the protein-based PreDx Diabetes Risk Score Test, which was introduced in 2008. Additionally, Dr. Urdea is a founder and the Chairman of Catalysis Foundation for Health, an organization addressing gaps in global healthcare caused by inefficiencies in disease diagnosis and monitoring. He serves as an expert consultant to the life sciences industry and is on the scientific advisory boards and boards of directors of a number of biotechnology, diagnostics, venture capital and philanthropic organizations.

Prior to his current business activities, Dr. Urdea founded the Nucleic Acid Diagnostics group at Chiron Corporation, and with colleagues, invented branched DNA molecules for amplification of signal in nucleic acid complexes. Application of this technology resulted in the first commercial products for quantification of human hepatitis B, hepatitis C, and human immunodeficiency viruses (HBV, HCV, and HIV, respectively). He then became business head of the Molecular Diagnostics group and Chief Scientific Officer at Bayer Diagnostics. He was also a member of the Bill and Melinda Gates Foundation Diagnostic Forum.

Dr. Urdea is an author on nearly 200 peer-reviewed scientific publications, nearly 300 abstracts and international scientific presentations, and more than 100 issued and pending patents. He received his BS in Biology and Chemistry from Northern Arizona University in Flagstaff and his Ph.D in Biochemistry from Washington State University in Pullman.

About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (OTCQB: PBIO) is focused on the development, marketing, and sale of proprietary laboratory instrumentation and associated consumables based on Pressure Cycling Technology. PCT is a patented, enabling technology platform with multiple applications in the estimated $6 billion life sciences sample preparation market. PCT uses cycles of hydrostatic pressure between ambient and ultra-high levels to control bio-molecular interactions. PBI currently focuses its efforts on the development and sale of PCT-enhanced sample preparation systems (instruments and consumables) for mass spectrometry, biomarker discovery, bio-therapeutics characterization, vaccine development, soil and plant biology, forensics, histology, and counter-bioterror applications.

Forward Looking Statements

Statements contained in this press release regarding PBI's intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements regarding the value that Dr. Mickey Urdea is expected to contribute to the PBI Board of Directors and to the Company; that PCT has the potential to gain widespread adoption and become a vital sample preparation tool to research and clinical laboratories worldwide; the value that Mr. Wayne Fritzsche is expected to contribute to the commercial success of the PCT Platform and the Company’s other pressure-based products in his new management position with the Company; the size of the sample preparation market; and the applications for, and the competitive advantages of, the PCT Platform. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company's strategies that may adversely affect the Company's continued and expanded commercialization of its PCT-based product line; changes in customer’s needs and technological innovations; and the Company’s sales force and distribution network may not be successful in selling the Company’s PCT-based product line because scientists may not perceive the advantages of PCT over other sample preparation methods. Further, given the uncertainty in the capital markets and the current status of the Company’s product development and commercialization activities, there can be no assurance that the Company will secure the additional capital necessary to fund its operations beyond March 2013 on acceptable terms, if at all. Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

For more information about PBI and this press release, please click on the following link:

http://www.pressurebiosciences.com